Exhibit 99.1

AYRO Announces Second Quarter 2021 Financial Results and Provides Corporate Update

Earnings conference call to be held Wednesday, August 11, 2021 at 8:30 a.m. ET

AUSTIN, TX (August 11, 2021) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of purpose-built, short-haul and last-mile delivery electric vehicles (EVs), today announces financial results for its second fiscal second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights:

●	Revenue of $522,067 (+83% YOY)
●	Net Loss Attributable to Common Stockholders of ($7.7) million
●	Adjusted EBITDA loss of ($5.9) million
●	Total Cash of $87.9 million as of June 30, 2021
●	No debt as of June 30, 2021

Recent Corporate Highlights:

●	Launched the 2022 Club Car Current (“Current”), the next generation of the Club Car 411 that features a new unique industrial design, enhanced ergonomics, and new options for safety and comfort, in early June 2021
●	Announced purchase orders for the Current from Club Car in the first two months following the Current’s launch valued at a total of $4.9 million
●	Completed integration and set up, along with inaugural vehicle production, at Karma Automotive, AYRO’s contract manufacturing partner in southern California
●	Contracted backlog of $1.8 million as of June 30, 2021

“During the second quarter of 2021, we made significant progress by launching our next-generation commercial utility EV called the Club Car Current in early June. The Current offers additional ergonomic, convenience, and safety features when compared to our first-generation 411 utility truck and specifically targets the campus, stadium, and venue settings, in addition to urban last-mile deliveries,” said CEO Rod Keller. “Furthermore, since its launch, we have announced purchase orders valued at a total of $4.9 million from Club Car for the Current, which is reflective of strong demand for this purpose-built EV. We anticipate additional orders over time from Club Car, as well as from Gallery Carts and Element Fleet Management.

“Despite the growing demand and increased purchase orders, revenue was down slightly from first quarter, mostly due to the Current being launched near the end of the quarter and given that we started manufacturing of the Current at Karma Automotive’s Innovation and Customization Center in California for the first time. Our relationship with Karma allows for a faster shipping and production ramp of the Current. We are pleased with the purchase orders received since the launch and are encouraged about the demand profile for the Current and our and our partners’ ability to meet that commercial demand.

“We are excited about the Current’s launch and its anticipated revenue impact as market needs and demand for urban last-mile delivery continue to expand. AYRO EVs can be found serving food on university campuses, supporting local delivery for restaurants, and moving goods and equipment around government or corporate campuses, hospitals, resorts, stadiums, and airports. As organizations continue to adopt new, innovative ways to move, there’s a clear need for purpose-built, last-mile goods transport that’s zero emission and agile.

“This market is rapidly expanding and, in turn, presents a significant opportunity for our next generation e-delivery vehicle and system that addresses the $45 billion U.S. restaurant delivery market. We are expecting to unveil this new, purpose-engineered e-delivery system later this year and anticipate its official launch in the first half of 2022. The feedback we have received from countless restaurant chains during the design process is assisting our efforts to develop a vehicle that is truly purpose-built for restaurant delivery and that will resonate well with this industry.

“We are optimistic that we can address these ‘last-mile’ challenges with the Club Car Current and new e-delivery system, demonstrating how AYRO EVs are a bridge to the new reality of mobility.

“Our balance sheet remains strong, with nearly $88 million in cash, and we look forward to the initial launch phase of the Current and advancing in the development of the restaurant e-delivery system. Once again, we are thankful for our shareholder support and look forward to sharing additional progress and corporate milestones with investors,” concluded Mr. Keller.

Conference Call Today:

Rod Keller, CEO and Curt Smith, CFO will be conducting a conference call this morning at 8:30 a.m. ET in which they will lead a discussion of second quarter 2021 financial results with a Q&A session to follow. To listen to the conference call, interested parties should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=VHahxpvO or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until November 11, 2021 and can be accessed through the above links. A telephonic replay will be available until August 25, 2021 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10159382.

About AYRO, Inc.

Texas-based AYRO, Inc. engineers and manufactures purpose-built electric vehicles to enable sustainable fleets. With rapid, customizable deployments that meet specific buyer needs, AYRO’s agile EVs are an eco-friendly microdistribution alternative to gasoline vehicles. The AYRO Club Car Current is the only zero-emission, purpose-built EV known to AYRO that can be optimized for the needs of any sustainable fleet. AYRO innovates with speed, discipline, and agility and was founded in 2017 by entrepreneurs, investors, and executives with a passion for creating sustainable urban electric vehicle solutions for micromobility. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the expected value of the purchase order, the assembly, customization and offering of vehicles by AYRO’s strategic partners and the expected launch of new products. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s business is subject to general economic and market conditions, including trade wars and tariffs; AYRO’s business, results of operations and financial condition may be adversely impacted by public health epidemics, including the recent COVID-19 outbreak; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; a significant portion of AYRO’s revenues are derived from a single customer; AYRO relies on and intends to continue to rely on a single third-party supplier in China for the sub-assemblies in semi-knocked-down state for all of its current vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; the range of our electric vehicles on a single charge declines over time, which may negatively influence potential customers’ decisions whether to purchase AYRO’s vehicles; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For media inquiries:	For investor inquiries:
Chelsea Lauber	Joseph Delahoussaye III
for AYRO, Inc.	for AYRO Inc.
ayro@antennagroup.com	investors@ayro.com

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash	$87,891,072	$36,537,097
Accounts receivable, net	1,057,534	765,850
Inventory, net	1,728,817	1,173,254
Prepaid expenses and other current assets	1,305,899	1,608,762
Total current assets	91,983,322	40,084,963

Property and equipment, net	947,974	611,312
Intangible assets, net	137,334	143,845
Operating lease – right-of-use asset	1,125,368	1,098,819
Deposits and other assets	41,289	22,491
Total assets	$94,235,287	$41,961,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,407,248	$767,205
Accrued expenses	1,614,102	665,068
Contract liability	-	24,000
Current portion long-term debt, net	-	7,548
Current portion lease obligation – operating lease	245,801	123,139
Total current liabilities	4,267,151	1,586,960

Long-term debt, net	-	14,060
Lease obligation - operating lease, net of current portion	933,563	1,002,794
Total liabilities	5,200,714	2,603,814

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of June 30, 2021 and December 31, 2021)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 shares as of June 30, 2021 and December 31, 2020)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 shares as of June 30, 2021 and December 31, 2020)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 36,304,362 and 27,088,584 shares, respectively)	3,630	2,709
Additional paid-in capital	127,483,342	64,509,724
Accumulated deficit	(38,452,399)	(25,154,817)
Total stockholders’ equity	89,034,573	39,357,616
Total liabilities and stockholders’ equity	$94,235,287	$41,961,430

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$522,067	$285,927	$1,310,936	$432,743
Cost of goods sold	430,478	205,637	1,074,981	318,792
Gross profit	91,589	80,290	235,955	113,951

Operating expenses:
Research and development	3,042,117	180,605	4,969,678	335,304
Sales and marketing	668,838	239,065	1,227,242	558,519
General and administrative	4,061,681	714,679	7,362,994	1,963,730
Total operating expenses	7,772,636	1,134,349	13,559,914	2,857,553

Loss from operations	(7,681,047)	(1,054,059)	(13,323,959)	(2,743,602)

Other income (expense):
Other income, net	18,419	3	28,689	20
Interest expense	(1,121)	(123,576)	(2,312)	(229,202)
Loss on extinguishment of debt	-	(353,225)	-	(353,225)
Other income (expense), net	17,298	(476,798)	26,377	(582,407)

Net loss	$(7,663,749)	$(1,530,857)	$(13,297,582)	$(3,326,009)

Net loss per share, basic and diluted	$(0.22)	$(0.18)	$(0.39)	$(0.54)

Basic and diluted weighted average Common Stock outstanding	35,315,044	8,291,351	33,678,834	6,131,712

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,297,582)	$(3,326,009)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253,675	228,464
Stock-based compensation	3,337,494	307,408
Amortization of debt discount	-	169,739
Loss on extinguishment of debt	-	353,225
Amortization of right-of-use asset	93,891	49,738
Provision for bad debt expense	63,333	5,794
Change in operating assets and liabilities:
Accounts receivable	(355,016)	(247,708)
Inventory	(603,336)	59,889
Prepaid expenses and other current assets	302,862	(110,848)
Deposits	(18,797)	26,265
Accounts payable	1,640,043	58,468
Accrued expenses	991,334	(325,966)
Contract liability	(24,000)	63,904
Lease obligations - operating leases	(67,009)	(30,286)
Net cash used in operating activities	(7,683,111)	(2,717,923)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(482,541)	(243,928)
Purchase of intangible assets	(53,512)	(8,520)
Proceeds from merger with ABC Merger Sub, Inc.	-	3,060,740
Net cash provided by (used in) investing activities	(536,053)	2,808,292

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance debt	-	1,318,000
Repayments of debt	(21,608)	(1,103,401)
Proceeds from exercise of warrants	100,000	515,338
Proceeds from exercise of stock options	1,224,918	-
Proceeds from issuance of common stock, net of fees and expenses	58,269,829	6,455,992
Net cash provided by financing activities	59,573,139	7,185,929

Net change in cash	51,353,975	7,276,298

Cash, beginning of period	36,537,097	641,822

Cash, end of period	$87,891,072	$7,918,120

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$1,971	$58,366
Cash paid for taxes	$-	$-
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$120,440	$1,210,680
Conversion of debt to Common Stock	$-	$1,000,000
Conversion of Preferred Stock to Common Stock	$-	$9,025,245
Discount on debt from issuance of Common Stock and warrants	$-	$462,013

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended June 30, 2021 and 2020:

	Three Months Ended
	June 30,
	2021	2020
Net Loss	$(7,663,749)	$(1,530,857)
Depreciation and Amortization	129,477	114,189
Stock-based compensation expense	1,638,071	150,948
Amortization of Discount on Debt	-	105,995
Interest expense	1,121	123,576
Loss on extinguishment of debt	-	353,225
Adjusted EBITDA	$(5,895,080)	$(682,924)